UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT:
AUGUST 11, 2006
IPC HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

BERMUDA (State or Other Jurisdiction of Incorporation)	No. 0-27662 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD PEMBROKE, BERMUDA (Address of Principal Executive Offices)	HM 08 (Zip Code)
(441) 298-5100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
tem 9.01 Financial Statements and Exhibits
SIGNATURE
EX-1.1: UNDERWRITING AGREEMENT
EX-8.3: TAX OPINION OF SULLIVAN & CROMWELL LLP

Item 8.01 Other Events.
On August 9, 2006, IPC Holdings, Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with American International Group, Inc. (“AIG”) and Citigroup Global Markets Inc., as representative (the “Representative”) for the several underwriters named in Schedule I thereto, with respect to the sale of up to 15.397 million common shares of the Company (the “Common Shares”), by AIG. The Common Shares were registered by the Company under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3ASR (File No. 333-133605) dated April 27, 2006. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and shall be incorporated in the Registration Statement. A tax opinion of Sullivan & Cromwell LLP relating to the Common Shares is filed as Exhibit 8.3 to this Current Report on Form 8-K and shall be incorporated in the Registration Statement.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
1.1	Underwriting Agreement, dated August 9, 2006 among IPC Holdings, Ltd., AIG and Citgroup Global Markets Inc., as representative of the several underwriters named in Schedule I thereto.

8.3.	Tax Opinion of Sullivan & Cromwell LLP relating to the Common Shares.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

By	/s/ James Bryce
James P. Bryce
President and Chief Executive Officer
Date: August 11, 2006